UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2016

Mast Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32157	84-1318182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 500, San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 552-0866

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 15, 2016, Mast Therapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).  A brief description of each matter voted upon at the Annual Meeting and final voting results showing the number of votes cast for and against, as well as the number of abstentions and broker non-votes as to each such matter, as applicable, are set forth below.

Proposal 1 – Election of Directors

The Company’s stockholders elected all five of the nominees for director, each to serve until the Company’s 2017 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier resignation, death, retirement or removal. The voting results were as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Brian M. Culley	31,593,431	4,127,817	733,989	104,216,592
Howard C. Dittrich	33,943,769	1,640,629	870,839	104,216,592
Peter Greenleaf	33,890,556	1,668,939	895,742	104,216,592
Matthew Pauls	33,877,361	1,661,779	916,097	104,216,592
David A. Ramsay	33,945,657	1,645,738	863,842	104,216,592

Proposal 2 – Ratification of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment by the Audit Committee of the Company’s Board of Directors of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
135,242,840	3,647,736	1,781,253	0

Proposal 3 – Advisory Vote on the Compensation of the Company’s Named Executive Officers

The Company’s stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Company’s definitive proxy statement for the Annual Meeting.  The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,097,329	5,935,346	2,422,562	104,216,592

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mast Therapeutics, Inc.

Date: June 17, 2016	By:	/s/ Brandi L. Roberts
Brandi L. Roberts
Chief Financial Officer and Senior Vice President

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